UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): May 4, 2023

RAPID MICRO BIOSYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-40592	20-8121647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
1001 Pawtucket Boulevard West, Suite 280, Lowell, MA		01854
(Address of principal executive offices)		(Zip Code)
978-349-3200
(Registrant’s telephone number, including area code)
N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	RPID	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.

Rapid Micro Biosystems, Inc. (the “Company”) held its annual meeting of stockholders on May 4, 2023 (the “Annual Meeting”), at which a quorum was present. There were two items of business acted upon by the stockholders. There were 36,635,108 shares of the Company’s Class A common stock eligible to vote, and 34,836,478 shares present in person or by proxy at the Annual Meeting. The following is a summary of the matters voted on at the Annual Meeting:

1.    The Company’s stockholders elected Jeffrey Schwartz, Richard Kollender and Natale Ricciardi as Class II Directors to serve until the 2026 Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified or until such director’s earlier death, resignation or removal.

The results of the stockholders’ vote with respect to the election of such Class II Directors were as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Jeffrey Schwartz	26,007,817	1,756,781	7,071,880
Richard Kollender	23,893,108	3,871,490	7,071,880
Natale Ricciardi	25,721,530	2,043,068	7,071,880

2.    The Company’s stockholders ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The results of the stockholders’ vote with respect to such ratification were as follows:

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
34,810,913	24,946	619	0

Item 9.01    Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description
104	Cover Page Interactive Data File (formatted as inline XBRL).
________________________________________________

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAPID MICRO BIOSYSTEMS, INC.

Date: May 8, 2023	By:	/s/ Sean Wirtjes
Sean Wirtjes
Chief Financial Officer